                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of Commission Only (as permitted by
                 Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                                AZCO MINING INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) filing Proxy Statement if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or
           Schedule and the date of its filing.
           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                January 26, 2000
                ----------------------------------------------------------

                                AZCO MINING INC.

                       2068 Main St. Suite C, PO Box 1895
                               Ferndale, WA 98248
                                 (360) 380-4467

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 1, 2000

To Our Shareholders:

    An Annual Meeting (the "Meeting") of Shareholders of AZCO Mining Inc.(the "Company"), a Delaware corporation, will be held at 10:00 a.m. (local time) on Wednesday, March 1, in the board room of the Inn at Semiahmoo, 9565 Semiahmoo Drive, Blaine, Washington for the following purposes:

    1.  To elect five directors of the Company.

    2. To ratify the appointment of PricewaterhouseCoopers as the Company's independent public accountants for the fiscal year ending June 30, 2000, and to authorize the directors of the Company to fix and approve their remuneration.

    3. To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

    Shareholders of record at the close of business on January 25, 2000 are entitled to notice of and to vote at the Meeting.

    The Board of Directors of the Company extends a cordial invitation to all Shareholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill in, date, sign and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked at any time prior to the Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Meeting and voting in person. If you are unable to attend your written proxy will assure that your vote is counted.

                                          By Order of the Board of Directors

                                          Alan P. Lindsay
                                          Chairman of the Board

Ferndale, Washington
January 21, 2000

                                AZCO MINING INC.

                       2068 Main St. Suite C, PO Box 1895
                               Ferndale, WA 98248
                                 (360) 380-4467

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 1, 2000

    This Proxy Statement is furnished to the shareholders of AZCO Mining Inc. (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Company's Board of Directors (collectively, the "Board") of proxies to be voted at the Annual Meeting (the "Meeting") of shareholders (each a "Shareholder") of the Company. The Meeting will be held at 10:00 a.m. (local time) on March 1, 2000 in the board room of the Inn at Semiahmoo, 9565 Semiahmoo Drive, Blaine, Washington for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    Solicitation expenses will be paid by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit proxies by mail, in person or by telecommunication.

    The Company has retained Morrow & Co., professional proxy solicitors, at an estimated fee of $5,500 plus reasonable out-of-pocket expenses, to assist in the solicitation process. Approximately 4 persons will be utilized by such firm in its solicitation efforts. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of shares of the Company's common stock.

    All proxies that are properly executed and received prior to the Meeting will be voted at the Meeting. If a Shareholder specifies how the proxy is to be voted on any business to come before the Meeting it will be voted in accordance with such specification. IF A SHAREHOLDER DOES NOT SPECIFY HOW TO VOTE THE PROXY IT WILL BE VOTED FOR EACH MATTER SCHEDULED TO COME BEFORE THE MEETING AND IN THE PROXY HOLDERS' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Any proxy may be revoked by a Shareholder at any time before it is actually voted at the Meeting by delivering written notification to the Secretary of the Company, by delivering another valid proxy bearing a later date or by attending the Meeting and voting in person.

    This Proxy Statement and the accompanying proxy are first being sent to Shareholders on or about February 3, 2000. The Company will bear the cost of preparing, assembling and mailing the notice, Proxy Statement and form of proxy for the Meeting.

    Unless otherwise indicated, all monetary amounts set forth herein are in United States dollars.

                               VOTING SECURITIES

    All voting rights are vested exclusively in the holders of the Company's common stock, $.002 par value (collectively, the "Common Stock"), with each share entitled to one vote. Only Shareholders of record at the close of business on January 25, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof. At the close of business on January 25, 2000 there were 29,847,121 shares of Common Stock issued and outstanding. A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the Meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose. The affirmative vote of the holders of a plurality of shares of the Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be necessary to elect Directors of the Company and the affirmative vote of the holders of the majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be necessary to ratify the appointment of the auditors.

    An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on a particular proposal will not be treated as shares present and entitled to vote on the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth information, as of January 10, 2000, with respect to beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director of the Company, by each Named Executive Officer (as defined below under "EXECUTIVE COMPENSATION") and by all officers and directors of the Company as a group. Unless otherwise noted, each Shareholder has sole investment and voting power over the shares owned.

                      NAME AND ADDRESS                          TYPE OF     NUMBER OF   PERCENT
                    OF BENEFICIAL OWNER                        OWNERSHIP     SHARES     OF CLASS
------------------------------------------------------------  -----------   ---------   --------
Alan P. Lindsay.............................................   Record and   1,178,569(1)   3.88%
  (Director, Chairman, President and                           Beneficial
  Chief Executive Officer)
  999 W. Hastings, Suite 1250
  Vancouver, BC V6C 2W2
  CANADA

Anthony R. Harvey...........................................   Record and     653,252(2)   2.15%
  (Director, Vice-Chairman,                                    Beneficial
  Executive Vice-President and Secretary)
  999 W. Hastings, Suite 1250
  Vancouver, BC V6C 2W2
  CANADA

Paul A. Hodges..............................................   Record and     116,524(3)      *
  (Director)                                                   Beneficial
  4536 N. Via Bellas Catallinas
  Tucson, AZ 85718

Ian M. Gray.................................................   Record and     151,000(4)      *
  (Director)                                                   Beneficial
  Copper Hill House
  Butler Hill, Redruth
  Cornwall, England TR166SR

Lawrence G. Olson...........................................   Record and   1,750,000(5)   5.84%
  (Director)                                                   Beneficial
  3045 S. 35th Avenue
  Phoenix, AZ 85009

Gary L. Simmerman...........................................   Record and     315,000(6)      *
  (Vice-President of Operations)                               Beneficial
  1211 W. Crystal Palace Place
  Oro Valley, AZ 85737

                      NAME AND ADDRESS                          TYPE OF     NUMBER OF   PERCENT
                    OF BENEFICIAL OWNER                        OWNERSHIP     SHARES     OF CLASS
------------------------------------------------------------  -----------   ---------   --------
Ryan A. Modesto.............................................   Record and     170,000(7)      *
  (Vice-President of Finance)                                  Beneficial
  2068 Main St. Suite C, PO Box 1895
  Ferndale, WA 98248

Floyd R. Bleak..............................................   Record and   1,500,000     5.03%
  3616 E. Omega Circle                                         Beneficial
  Mesa, AZ 85215

All officers & directors
  as a group (7 persons)....................................   Record and   4,334,345(8)  13.68%
                                                               Beneficial

------------------------

    * Less than 1%.

(1) Includes (i) 605,308 shares owned by a corporation which is controlled by Mr. Lindsay, (ii) options to acquire 300,000 shares at an exercise price of CDN $1.05 per share and (iii) options to acquire 200,000 shares at an exercise price of CDN $0.80 per share

(2) Includes (i) 122,224 shares owned by Mr. Harvey's wife, (ii) options to acquire 300,000 shares at an exercise price of CDN $1.05 per share and
    (iii) options to acquire 200,000 shares at an exercise price of CDN $0.80 per share.

(3) Includes options to acquire (i) 50,000 shares at an exercise price of CDN $1.05 per share and (ii) 50,000 shares at an exercise price of CDN $0.70 per share.

(4) Includes options to acquire (ii) 100,000 shares at an exercise price of CDN $1.05 per share and (ii) 50,000 shares at an exercise price of CDN $0.70 per share.

(5) Consists of options to acquire 100,000 shares at an exercise price of CDN $1.05 per share.

(6) Consists of options to acquire (i) 30,000 shares at an exercise price of CDN $0.80 per share (ii) 210,000 shares at an exercise price of CDN $1.05 per share (iii) 25,000 shares at an exercise price of CDN $0.70 per share and
    (iv) 50,000 shares at an exercise price of CDN $0.95 per share.

(7) Consists of options to acquire (i) 30,000 shares at an exercise price of CDN $0.80 per share (ii) 20,000 shares at an exercise price of CDN $0.70 per share and (iii)120,000 shares at an exercise price of CDN $1.05 per share.

(8) Includes options to acquire an aggregate of 1,835,000 shares.

    Management anticipates that insiders and their affiliates owning an aggregate of approximately 8.4% of the outstanding shares of Common Stock will vote in favor of each of the proposals to be submitted at the Meeting, including votes for all the nominees for directors.

                             ELECTION OF DIRECTORS

    The Company's Bylaws provide that the number of members of the Board shall not exceed seven members and currently consists of five members. Cumulative voting in the election of directors is not permitted. Directors are elected by a plurality of shares of Common Stock represented at the Meeting and entitled to vote on the matter.

    The directors listed below have been nominated for re-election at the Meeting. Unless authority is withheld, it is intended that the shares represented by the proxies will be voted "FOR" these directors, each to serve until the Company's next annual meeting of Shareholders or until his respective successor is elected or appointed and qualified.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table lists the names, ages and positions of the Directors and Executive Officers of the Company as of January 10, 2000. Directors are elected to serve until the next annual meeting of Shareholders. All officers have been appointed to serve until their successors are elected or appointed and qualified. Additional information regarding the business experience, length of time served in each capacity and other matters relevant to each individual is set forth in the table below.

NAME                           POSITION HELD WITH THE COMPANY      PRINCIPAL OCCUPATION
----                           ------------------------------  -----------------------------
Alan P. Lindsay..............  Chairman of the Board, Chief    Chief Executive Officer of
                               Executive Officer, President    the Company
                               and a Director of the Company

Anthony R. Harvey............  Vice Chairman of the Board,     Executive Vice President of
                               Executive Vice President,       the Company
                               Secretary and a Director of
                               the Company

Paul A. Hodges...............  Director of the Company         Mining consultant

Ian M. Gray..................  Director of the Company         Mining consultant

Lawrence G. Olson............  Director of the Company         Business owner

Gary L. Simmerman............  Vice President of Operations    Vice President Operations for
                                                               the Company

Ryan A. Modesto..............  Vice President of Finance       Vice President Finance for
                                                               the Company

    The following is a brief biography of each of the Directors and Executive Officers of the Company.

    ALAN P. LINDSAY--CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, PRESIDENT
     AND A DIRECTOR

    Mr. Lindsay, aged 49, one of the Company's founders, has been responsible for arranging the financing, the corporate development and the building of the organization of the Company. Mr. Lindsay has an extensive background in business management and marketing. Mr. Lindsay has been involved in the mining business for the past twelve years and since 1989 has been engaged full time on the Company's business. Prior to being a founder of AZCO in 1988, Mr. Lindsay headed up and built a significant business and marketing organization for a major international financial institution in Vancouver, British Columbia.

    ANTHONY R. HARVEY--VICE-CHAIRMAN OF THE BOARD, EXECUTIVE VICE PRESIDENT,
     SECRETARY AND A DIRECTOR

    Mr. Harvey, aged 65, one of the Company's founders, has been associated with the Company since July 13, 1988. Prior to his association with the Company
Mr. Harvey spent 30 years with Wright Engineers Limited where he gained extensive experience in the mining industry in various management positions, including mine construction and ore extraction, bulk handling and processing, project management and corporate marketing development, in many countries including the U.S. As a senior project manager he was responsible for the overall management and direction of many mining projects worldwide, including, among others, the Copper Flat Project, a 15,000 ton per day copper-molybdenum open pit mining and processing plant located in New Mexico, for Quintana Minerals Corporation, and a 3,000 ton per day underground copper mine rehabilitation expansion located in Ireland, for Avoca Mines Limited.

    PAUL A. HODGES--DIRECTOR

    Mr. Hodges, aged 73, became a director of the Company on October 1, 1993. He has a degree in Mining Engineering from the Colorado School of Mines and is a registered professional engineer in Arizona. Mr. Hodges has over 40 years experience in the mining industry, covering exploration, operations, project startups, management and financing, and has worked for Anaconda, Asarco, RTZ and St. Joe. Mr. Hodges was the Chief Engineer worldwide for open pit mining for RTZ and the President of Anamax Mining Company at Twin Buttes. Most recently Mr. Hodges was the President of Compania Minera El Indio. He was a director of Lac Minerals Limited, a publicly traded company acquired by American Barrick in late 1994.

    IAN M. GRAY--DIRECTOR

    Dr. Gray, aged 64, a P.Eng. of Ontario, Canada, and a Fellow of the Society of Economics Geologists, became a director of the Company on September 4, 1996. Dr. Gray, a Mining geologist from the Royal School of Mines in London, UK, has spent over 40 years in the international mining industry. His experience ranges from mineral exploration through project development to mine production for a wide variety of minerals throughout North, Central and South America, Australia, East and Southeast Asia and Central and Southern Africa. During his career
Dr. Gray has held senior positions with major mining companies such as INCO Ltd. and BP Minerals International Ltd., followed by considerable experience in the formation and general management of Canadian based junior mining public companies. Notable achievements include important roles in the development of the huge Olympic Dam copper, uranium and gold production complex in South Australia and the 370,000 ounce per year Fort Knox gold mine located near Fairbanks Alaska.

    LAWRENCE G. OLSON--DIRECTOR

    Mr. Olson, aged 63, became a director of the Company on March 15, 1999 in connection with the acquisition of Arizona Mica Properties Inc. Mr. Olson has owned and operated his own business, Olson Precast of Arizona Inc., since 1973. In 1998, Olson Precast of New Mexico, Inc., a company controlled by Mr. Olson, was liquidated under the United States bankruptcy laws in proceedings in the United States Bankruptcy Court for the district of New Mexico. Mr. Olson received a B.S. in Civil Engineering from the University of Southern California in 1959.

    RYAN A. MODESTO--VICE PRESIDENT OF FINANCE

    Mr. Modesto, aged 44, joined the Company in June 1994 as the Controller of the Sanchez Project, January 1, 1996 he became the Company's Corporate Controller and Principal Accounting Officer and in October 1998 was appointed Vice-President of Finance. Mr. Modesto earned a B.S. in Accounting from the University of Utah in 1977 and has 22 years of accounting and administrative experience in the mining industry. For the six years prior to joining the Company Mr. Modesto was the Controller of the Santa Fe Mine for Corona
Gold Inc. in Nevada.

    GARY L. SIMMERMAN--VICE PRESIDENT OF OPERATIONS

    Mr. Simmerman, aged 49, joined the Company in September 1992 as Chief Engineer of the Sanchez Project and in October 1998 was appointed Vice-President of Operations. Mr. Simmerman, a Mining Engineer from the University of Arizona, has been working in the mining industry since 1974, and has been involved in exploration, development and production operations in gold, silver, copper, cobalt, coal and uranium. For the five years prior to joining the Company
Mr. Simmerman was Chief Engineer for Santa Fe Pacific Gold's Rabbit Creek Mine and was involved in the original determination of the ore reserves and the feasibility stage through startup, production and expansion to a 200,000 ton per day operation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended June 30, 1999, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Dr. Nicholas Badham, a former officer of the Company who resigned as such on July 31, 1999, was late in filing his Statement of Beneficial Ownership of Securities on Form 4 for the month of June 1999 reporting 5 transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On March 9, 1999 the Company completed the acquisition of Arizona Mica Properties, Inc.("Arizona Mica"), which owned the rights to develop 43 unpatented lode-mining claims located in Yavapai County, Arizona. This acquisition was accomplished though the merger of Arizona Mica with and into the Company's wholly owned subsidiary, Sanchez Mining Inc.("Sanchez"), with Sanchez being the surviving corporation in the merger. Sanchez has subsequently changed its name to AZCO Mica, Inc. In connection with the merger the Company issued an aggregate of 4, 500,000 shares (the "Shares") of its common stock to the three shareholders of Arizona Mica, Messrs. Lawrence G. Olson, John O. Rud and Floyd
R. Bleak, with each such shareholder receiving 1,500,000 shares of the Company's common stock. The Shares were issued as "restricted securities", as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Act"), and the certificates representing the shares bear a restrictive legend permitting transfer only pursuant to registration or applicable exemption under the Act.

    As part of the merger transaction Messrs. Olson, Bleak and Rud also entered into a Voting Agreement (the "Voting Agreement") with the Company, Arizona Mica and Messrs. Alan P. Lindsay and Anthony R. Harvey, who are officers, directors and shareholders of the Company. The Voting Agreement has a term of five years commencing March 9, 1999 and the principal provisions of the Voting Agreement are as follows:

1. Messrs. Olson, Rud and Bleak each grant to the management of the Company, as such may exist from time to time, the right to vote their Shares in favor of the nominees to the Company's Board of Directors proposed by management at any meeting of Shareholders of the Company. This provision is implemented through the grant of an irrevocable proxy by Messrs. Olson, Rud and Bleak to such member of the Board of Directors of the Company as the Board of Directors may specify from time to time;

2. The Company agrees to appoint one nominee (the "Nominee") of Messrs. Olson, Rud and Bleak to the Company's Board of Directors and agrees to include the nominee in the management's slate of directors at any meeting, of the Shareholders of the Company;

3. Messrs. Olson, Rud and Bleak are permitted to sell, assign or otherwise transfer the Shares covered by the Voting Agreement provided that such transfers comply with applicable securities laws. Any Shares so transferred will no longer subject to the terms of the Voting Agreement.

    The Voting Agreement was ratified by the Shareholders at the last Annual and Special Meeting of Shareholders on May 26, 1999.

    Lawrence G. Olson, a non-officer director of the Company since March 15, 1999 is the owner of Olson Precast of Arizona Inc. ("Precast"). Precast, through a closed bidding arrangement, was awarded the concrete contract on the Company's Glendale, Arizona, mica processing facility. Precast was compensated a total of $141,385 for the contract.

                         BOARD MEETINGS AND COMMITTEES

    During the Company's fiscal year ended June 30, 1999 the Company's Board of Directors ("the Board") met 17 times. All of the directors were present for 75% or more of the meetings of the Board and any committees upon which they served that were held during their individual incumbencies. Messrs. Harvey and Lindsay spend virtually all of their business time on the Company's business.

Mr. Hodges, Dr. Gray and Mr. Olson each spend approximately ten percent of their business time on the Company's business.

    The Company's Audit Committee is comprised of Messrs. Harvey and Hodges and Dr. Gray. The Audit Committee recommends the selection and re-appointment of the Company's independent certified public accountants to the Board and reviews the proposed scope, content and results of the audit performed by the accountants and any reports and recommendations made by them. The Audit Committee held no formal meetings during the most recent fiscal year, but met in the context of regular Board meetings.

    During the fiscal year ended June 30, 1999 the Company had no nominating, stock option or executive committees.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following tables show compensation during the fiscal years ended
June 30, 1997, 1998 and 1999, respectively, of those persons who were, at June 30, 1999 (i) the Chief Executive Officer and (ii) other Executive Officers of the Company whose total compensation was not less than $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                           (AS AT YEAR ENDED JUNE 30)

                                                                                                        LONG TERM
                                                                                                       COMPENSATION
                                                                   ANNUAL COMPENSATION               ----------------
                                                       -------------------------------------------   SECURITIES UNDER
                                                                                     OTHER ANNUAL      OPTIONS/SARS
                                                           SALARY         BONUS      COMPENSATION        GRANTED
NAME AND PRINCIPAL POSITION                   YEAR           ($)           ($)           ($)               (#)
---------------------------                 --------   ---------------   --------   --------------   ----------------
Alan P. Lindsay,..........................    1999             183,750(1)  9,000            9,000(3)      200,000
President, Chairman of the Board and          1998             139,169(1)  5,500            7,250(3)            0
  Chief Executive Officer                     1997             110,000(1)  5,500            6,000(3)            0

Anthony R. Harvey.........................    1999             183,750(2)  9,000            9,000(3)      200,000
Vice Chairman, Executive Vice President       1998             139,169(2)  5,500            7,250(3)            0
  and Secretary                               1997             110,000(2)  5,500            6,000(3)            0

Dr. John P. N. Badham(6)..................    1999             154,083    7,750                 0               0
Chief Geologist                               1998             148,000    7,500                 0               0
                                              1997              48,000        0                 0         100,000

Ryan A. Modesto...........................    1999             109,084    5,500                 0          70,000
Vice President Finance                        1998              97,200    4,800            30,000(4)       13,000
                                              1997              84,479    4,100                 0          50,000

Gary L. Simmerman.........................    1999             115,973    7,750            30,000(5)      155,000
Vice President Operations                     1998              96,000    4,800                 0          30,000
                                              1997              88,344    4,100                 0          45,000

------------------------

(1) These amounts were actually paid to Alan Lindsay and Associates Ltd., a management company under the control of Mr. Lindsay pursuant to a Management Agreement dated May 1, 1989 and a successor Management Agreement dated February 1, 1998 with the Company.

(2) These amounts were actually paid to ARH Management Ltd., a management company under the control of Mr. Harvey pursuant to a Management Agreement dated May 1, 1989 and a successor Management Agreement dated February 1, 1998 with the Company.

(3) These amounts were paid as reimbursement of medical insurance premiums.

(4) Mr. Modesto was granted a $30,000 relocation allowance in conjunction with the move of the Company's corporate office from Solomon, Arizona, to Ferndale, Washington.

(5) Mr. Simmerman was granted a $30,000 relocation allowance in conjunction with the move of the Company's establishment of its Glendale office to oversee the Black Canyon Mica Project.

(6) Dr. Badham resigned his position with the Company on July 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL
                                                                                                  REALIZED
                                                                                                 (CDN $) AT
                                                                                                   ASSUMED
                                                                                                ANNUAL RATES
                                                                                                  OF STOCK
                                                                                                APPRECIATION
                                                 % OF TOTAL                                      FOR OPTION
                                    NUMBER OF     OPTIONS     EXERCISE                       -------------------
                                   SECURITIES    GRANTED TO   OF BASE                         VALUE
                                    UNDERLING    EMPLOYEES     PRICE                          PRICE
                                     OPTIONS     IN FISCAL     (CDN $                          TERM
NAME                               GRANTED (#)      YEAR        /SH)      EXPIRATION DATE       5%        10%
----                               -----------   ----------   --------   -----------------   --------   --------
Ryan A. Modesto..................    30,000(1)        4%        0.80       July 13, 2003       6,631     14,652
Gary L. Simmerman................    25,000(2)        4%        0.70     October 23, 2003      4,834     10,684
Ryan A. Modesto..................    20,000(2)        3%        0.70     October 23, 2003      3,868      8,547
Alan P. Lindsay..................   200,000(3)       29%        0.80     February 22, 2004    44,205     97,681
Anthony R. Harvey................   200,000(3)       29%        0.80     February 22, 2004    44,205     97,681
Gary L. Simmerman................    30,000(3)        4%        0.80     February 22, 2004     6,631     14,652
Ryan A. Modesto..................    20,000(4)        3%        1.05      March 11, 2004       5,802     12.820
Gary L. Simmerman................   100,000(4)       15%        1.05      March 11, 2004      29,010     64,104

------------------------

(1) These options are exercisable from the date of grant (July 13, 1998).

(2) These options are exercisable from the date of grant (October 23, 1998).

(3) These options are exercisable from the date of grant (February 22, 1999).

(4) These options are exercisable from the date of grant (March 11, 1999).

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS VALUES

                                                    NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                                                    UNDERLING UNEXERCISED               THE-MONEY
                                                      OPTIONS AT FY-END         OPTIONS AT FY-END ($)(*)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Alan P. Lindsay................................    500,000               0        146,290              0
Anthony R. Harvey..............................    500,000               0        146,290              0
Dr. J.P.N. Badham..............................    100,000               0         22,470              0
Gary L. Simmerman..............................    265,000               0         70,576              0
Ryan A. Modesto................................    170,000               0         48,042              0

------------------------

(*) Based on the closing price of $0.94 of the Company's Common Stock as quoted on the American Stock Exchange on June 30, 1999.

COMPENSATION OF DIRECTORS

    The Company pays to each of its outside, non-officer directors a fee of $1,500 per month. The Company also reimburses its directors for reasonable expenses incurred by them in attending meetings of the Board of Directors. During fiscal 1999 non-officer directors received a total of $320 in consulting fees separate and distinct from directors fees as a result of actual services rendered above and beyond those typical of a non-officer director.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS.

    Effective February 1, 1998 the Company entered into a management agreement with Alan Lindsay and Associates Ltd.("Associates"), a British Columbia corporation owned and controlled by Mr. Lindsay, the Company's Chief Executive Officer. This new agreement replaces an original May 1, 1989 agreement in its entirety. The agreement requires all salary amounts otherwise payable by the Company to Mr. Lindsay to be paid to Associates. Associates shall be compensated a base fee of $180,000 annually and an allowance for equivalent insurance benefits enjoyed by permanent US based employees (approximately $750 per month). The base fee may be renegotiated annually at the request of either party. In the event that the parties cannot agree then the base fee shall be increased by the greater of 5% or the amount of the cost of living index as published by the Canadian Federal government. The term of the agreement is for a period of 36 months and shall renew automatically for subsequent one year periods unless either party gives the other party notice of non-renewal at least 90 days prior to the end of any term. In the event that the agreement is terminated, or fails to renew due to failure of agreement after the issuance of a non-renewal notice, Associates shall receive a termination fee equal to either the sum of the buy-out of any outstanding stock options for a price equal to the aggregate of the average trading market price of the Company's shares on The Toronto Stock Exchange on the date of termination multiplied by the number of shares under option and less the exercise price thereof or, at the election of Associates and subject to regulatory approval, extension of the option for a year after termination; together with the greater of(i) the aggregate remaining base fee for the unexpired remainder of the term; and (ii) the then annual base fee plus one month of base fee for each year, or portion thereof, served after the effective date. In the event that Associates is unable to provide the services due to protracted disability or sickness or the death of its principal
(Mr. Lindsay) it may, at any time, declare such to the Company and may terminate the agreement as a without fault termination and the termination fee shall be payable. The Company may elect to effect such termination, and shall pay the termination fee, in the case of death of Associates' principal or in the event that sickness or disability has continued for a period in excess of 120 days. It is the Company's estimation that if the management agreement with Associates was terminated January 10, 2000 Associates would be due $277,195 as a termination fee. This fee represents $72,445 (Cdn.$105,759) for the buyout of outstanding stock options on January 10, 2000 and $204,750 as the aggregate remaining base fee for the remainder of the term of the agreement.

    Effective February 1, 1998 the Company entered into a management agreement with ARH Management Ltd. ("Management"), a British Columbia corporation owned and controlled by Mr. Harvey, the Company's Vice-Chairman. This new agreement replaces an original May 1, 1989 agreement in its entirety. The agreement requires all salary amounts otherwise payable by the Company to Mr. Harvey to be paid to Management. Management shall be compensated a base fee of $180,000 annually, and an allowance for equivalent insurance benefits enjoyed by permanent US based employees (approximately $750 per month). The base fee may be renegotiated annually at the request of either party. In the event that the parties cannot agree then the base fee shall be increased by the greater of 5% or the amount of the cost of living index as published by the Canadian Federal government. The term of the agreement is for a period of 36 months and shall renew automatically for subsequent one year periods unless either party gives the other party notice of non-renewal at least 90 days prior to the end of any term. In the event that the agreement is terminated, or fails to renew due to failure of agreement after the issuance of a non-renewal notice, Management shall receive a termination fee equal to the sum of the buy-out of any outstanding stock options for a price equal to the aggregate of the average trading market price of the Company's shares on The Toronto Stock Exchange on the date of termination multiplied by the number of shares under option and less the exercise price thereof or, at the election of Management and subject to regulatory approval, extension of the option for a year after termination; together with the greater of(i) the aggregate remaining base fee for the unexpired remainder of the term; and (ii) the then annual base fee plus one month of base fee for each year of portion thereof, served after the effective date. In the event that Management is unable to provide the services due to protracted disability or sickness or the death of its principal (Mr. Harvey) it may, at any time, declare such to the Company and may terminate the agreement as a without fault termination and the termination fee shall be payable. The Company may elect to effect such termination, and shall pay the termination fee, in the case of death of Management's principal or in the event that sickness or disability has continued for a period in excess of 120 days. It is the Company's estimation that if the management agreement with Management was terminated January 10, 2000 Management would be due $277,195 as a termination fee. This fee represents $72,445 (Cdn.$105,759) for the buyout of outstanding stock options on January 10, 2000 and $204,750 as the aggregate remaining base fee for the remainder of the term of the agreement.

    Effective August 15, 1994 management agreements were provided to both Messrs. Harvey and Lindsay that are effective in the event of a change in control of the Company. Similar management agreements (collectively, the "Management Agreements") were provided to Mr. Modesto on November 19, 1996 and to Mr. Simmerman on October 23, 1998. The Management Agreements provide for a lump sum distribution in an amount (taking into account all other applicable change in control payments by the Company) not to exceed 299% of the base amount as defined in IRC Section 280G (b) upon a change in control of the Company. Such "base amount" is generally equivalent to the applicable person's average annual compensation from the Company includable in his gross income over the preceding five years. Change of control is therein defined to include only the following:

    (i) the acquisition (whether direct or indirect) of shares in excess of 20 percent of the outstanding shares of Common Stock of the Company by a person or group of persons, other than through a public equity offering by the Company;

    (ii) the occurrence of any transaction relating to the Company required to be described pursuant to the requirements of item 6(e) of Schedule 14A of Regulation 14A of the SEC under the Securities and Exchange Act of 1934; or

   (iii) any change in the composition of the Board of Directors of the Company resulting in a majority of the present directors not constituting a majority; provided, that in making such determination directors who were elected by, or on the recommendation of, such present majority, shall be excluded.

    Effective August 15, 1994 for Mr. Hodges, November 19, 1996 for Dr. Gray and December 8, 1999 for Mr. Olson, director's agreements (collectively, the "Director's Agreements") were provided to each of the above that are effective in the event of a change in control of the Company. These Director's Agreements provide for a lump sum distribution not to exceed $100,000 upon a change in control of the Company. Change in control has the same definition as set forth above in connection with the Management Agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended June 30, 1999 the Company had no compensation committee. Each of the Company's directors participated in deliberations concerning officer compensation in the context of regular Board meetings.

REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

    OVERALL POLICY

    Salary compensation of the Company's Executive Officers is determined by the Compensation Committee. The directors' consideration of and decisions regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock option plans and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

    In making recommendations concerning executive compensation the Compensation Committee reviews individual executive compensation, corporate performance, stock price appreciation and total return to Shareholders for the Company.

    SALARIES

    The key elements of the Company's executive compensation consist of salary and stock options. The Compensation Committee determines salary levels of officers and employee stock option awards.

    Salaries for Executive Officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other mining companies.

    The salary levels of the officers of the Company for the following fiscal year are generally established by the Compensation Committee at its year-end meetings. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer. The Board, where appropriate, also considers other performance measures, such as safety, environmental awareness and improvements in relations with Shareholders, employees, the public and government regulators.

    Mr. Lindsay's salary as Chief Executive Officer was increased to $189,000 by the Company's Compensation Committee on February 1, 1999. This represents a 5% increase in base fees over annual base fees of $180,000 established February 1, 1998. The compensation committee's basis for this increase was to adjust the salary of Mr. Lindsay in line with industry standards.

    Mr. Harvey's salary as Executive Vice-President and Secretary was increased to $189,000 by the Company's Compensation Committee on February 1, 1999. This represents a 5% increase in base fees over annual base fees of $180,000 established February 1, 1998. The compensation committee's basis for this increase was to bring the salary of Mr. Harvey in line with industry standards.

    During fiscal 1999 year end bonuses were calculated as 5% of base salary or fees for all employees and officers except Mr. Simmerman who was granted a 6.5% of base salary year end bonus.

    STOCK OPTIONS

    Under the Company's 1989 Stock Option Plan as amended ("the Plan"), which has been approved by Shareholders, stock options are granted to the Company's officers, directors and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The Board determines the size of the stock option grants based on certain factors, including competitive compensation data similar to those used to determine salaries.

    Stock options are intended to align the interests of the executives with those of the Shareholders. All stock options granted under the Plan are granted with an exercise price equal to at least the market price of the Common Stock on the date of grant and are generally exercisable over a five-year period. This approach is designed to provide executive incentive for the creation of additional Shareholder value over the long term since the benefit of the option awards cannot be realized unless stock price appreciation occurs.

    CONCLUSION

    The Company's executive compensation is linked to individual and corporate performance. The Board intends to continue the policy of linking executive compensation to corporate performance, recognizing that the ups and downs of the business cycle, and in particular depressed mineral prices, from time to time, may result in an imbalance for a particular period.

    This report has been provided by the Board.

        Anthony R. Harvey                          Alan P. Lindsay
        Paul A. Hodges                             Lawrence G. Olson
        Ian M. Gray

SHAREHOLDER RETURN PERFORMANCE GRAPH

    The following graph shows the cumulative total Shareholder return on the Company's Common Stock compared to the cumulative total return of two other stock market indices: (i) The American Stock Exchange Market Index (U.S.) (the "Amex Market Index (U.S.)"), and (ii) the Peer Group Index of similar line-of-business companies as industry code defined in the Media General Financial Database. The time period graphed is the period from July 1, 1994 through June 30, 1999. (The Company's Common Stock was registered under
Section 12 of the Exchange Act in July 1992.)

    The AMEX Market Index (U.S.) is an index comprising all domestic common shares traded on The American Stock Exchange. The Peer Group Index includes data from the following five companies: Benguet Corporation, Freeport McMoran
Copper & Gold, Rio Tinto PLC (formerly RTZ Corp. PLC), Canyon Resources Corp. and Hecla Mining Co. all of which are listed on AMEX the NYSE. The stocks of O'Okiep Copper Co. Ltd. and Cyprus Amax Minerals, members of last year's peer group, are no longer traded on a major exchange and have been replaced by Canyon Resources Corp. and Hecla Mining Co.

                  CUMULATIVE TOTAL SHAREHOLDER RETURN(1)(2)(3)
                           JULY 1, 1994--JUNE 30 1999

                                                   1994       1995       1996       1997       1998       1999
                                                 --------   --------   --------   --------   --------   --------
AZCO Mining Inc................................    100        60.00      62.50      52.50      27.50      37.50
Peer Group Index...............................    100        95.64      80.18      79.54      42.51      47.44
AMEX Market Index..............................    100       120.33     137.78     146.53     169.41     166.65

------------------------

(1) Assumes $100 invested on July 1, 1994 in the Company's Common Stock, the AMEX Market Index, and the Peer Group Index of alike line-of-business companies by industry code as defined in the Media General Financial Database.

(2) Total Shareholder return assumes reinvestment of dividends.

(3) Where applicable, Canadian currency has been translated to U.S. dollars.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board has appointed PricewaterhouseCoopers to audit the Company's financial statements prepared in connection with the submittal of the Company's Report on Form 10-K for the fiscal year ended June 30, 2000. The Board recommends that the Shareholders ratify that appointment and authorize the directors of the Company to fix and approve their remuneration. PricewaterhouseCoopers has audited the Company's financial statements since 1991.

    The shares of Common Stock represented by the proxies in the accompanying form will be voted "FOR" the ratification of the appointment of independent public accountants unless a contrary direction is indicated.

    The Company has requested representatives of PricewaterhouseCoopers to be present at the Meeting, will make available to such representatives an opportunity to make a statement if they so desire and expects them to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Proposals by Shareholders of the Company to be presented at the next annual meeting of Shareholders must be received by the Company a reasonable amount of time prior to such meeting to be included in the Company's proxy statement and proxy for that meeting. If a Shareholder intends to submit a proposal at the Meeting that is not included in the Company's Proxy Statement, and the Shareholder fails to notify the Company of such proposal a reasonable amount of time before the Company mails the proxy materials for the Meeting, then the proxies appointed by the Company's management would be allowed to use their discretionary voting authority when the proposal is raised at the Meeting without any discussion of the matter in the Proxy Statement. The proponent must be a recorded or beneficial owner entitled to vote on his or her proposal at the next annual meeting and must continue to own such security entitling him or her to vote through that date on which the meeting is held. The proponent must own 1% or more of the outstanding shares, or $1,000.00 in market value, of the Company's Common Stock and must have owned such shares for one year in order to present a shareholder proposal to the Company.

                           ANNUAL REPORT ON FORM 10-K

    The Annual Report on Form 10-K concerning the operation of the Company during the fiscal year ended June 30, 1999, including certified financial statements for the year then ended, is being mailed to each Shareholder of the Company with this Notice of Annual Meeting. Additional copies of the Annual Report may be obtained upon written request to the Secretary of the Company, at the corporate office located at P.O. Box 1895, 2068 Main St, Suite C, Ferndale, Washington 98248.

                                 OTHER MATTERS

    The Board knows of no other business to be presented at the Meeting of Shareholders. If other matters properly come before the Meeting the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

                                          By Order of the Board

                                          Alan P. Lindsay,
                                          Chairman of the Board

January 21, 2000

                  PROXY SOLICITED BY MANAGEMENT OF THE COMPANY

The undersigned shareholder of Azco Mining Inc. (the "Company") hereby appoints Alan P. Lindsay, or, failing him, Anthony R. Harvey, or, in place of the foregoing, ______________________, as nominee of the undersigned to attend, vote and act for and in the name of the undersigned at the Annual Meeting of the Shareholders of the Company (the "Meeting") to be held in the board room of the Inn at Semiahmoo, 9565 Semiahmoo Drive, Blaine, Washington, on, March 1, 2000, at the hour of 10:00 a.m. (local time), and at every adjournment thereof, and the undersigned hereby revokes any former proxy given to attend and vote at the meeting.

1. YOU HAVE THE RIGHT TO APPOINT A PERSON TO REPRESENT YOU AT THE MEETING OTHER THAN THE PER SONS DESIGNATED IN THE FORM OF PROXY. IF YOU WISH TO EXERCISE THIS RIGHT, INSERT THE NAME OF YOUR NOMINEE IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE IN THE FORM OF PROXY AND STRIKE OUT THE TWO PRINTED NAMES.

2. Please date and sign (exactly as the shares represented by this Proxy are registered) and return promptly. Where the instrument is signed by a corporation, its corporate seal must be affixed and execution must be made by an offcer or attorney thereof duly authorized. If no date is stated by the Shareholders, the Proxy is deemed to bear the date upon which it was mailed by management to the Shareholder.

3. To be valid, this Proxy form, duly signed and dated, must arrive at the office of the Company's transfer agent, Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the day of the Meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                       Please mark
                                                      your votes as     /X/
                                                      indicated in
                                                       this example


THE NOMINEE IS HEREBY INSTRUCTED TO VOTE AS FOLLOWS WITH RESPECT TO THE FOLLOWING MATTERS:


                                                        WITHHOLD
                                             FOR all    FROM ALL
                                             nominees   nominees

1.  All Nominees as Directors - Alan P.        / /        / /
    Lindsay, Anthony R. Harvey, Ian M.
    Gray, Paul A. Hodges and Lawrence G.
    Olson.

                                                      FOR    AGAINST    ABSTAIN
2. To appoint PricewaterhouseCoopers as auditors
   and to authorize the directors to fix the          / /     / /         / /
   auditors remuneration.


FOR all nominees
except the following:

-------------------------------------------------


                                    DATED this ______ day of ______________,2000


                                    --------------------------------------------
                                    Signature of Shareholder


                                    --------------------------------------------
                                    (Please print name Shareholder)


Signature(s) ________________________________________  Dated _____________, 1997

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *